Exhibit 3
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value NIS 0.04 per share, of Laxai Pharma, Ltd. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 4th day of March, 2011.

UTA Capital LLC
By:	YZT Management LLC,
its managing member

	By:	/s/ Udi Toledano
Udi Toledano
Date: March 4, 2011		its managing member

YZT Management LLC
By:	/s/ Udi Toledano
Udi Toledano
its managing member

Alleghany Capital Corporation
By:	/s/ Roger B. Gorham
Roger B. Gorham
Chairman and President

Alleghany Corporation
By:	/s/ Roger B. Gorham
Roger B. Gorham
Senior Vice President– Finance and Investments and Chief Financial Officer

/s/ Udi Toledano
Udi Toledano